UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 23, 2014 (December 22, 2014)

CLEAN DIESEL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33710	06-1393453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1621 Fiske Place Oxnard, California, 93033
(Address of Principal Executive Offices) (Zip Code)

(805) 639-9458

(Registrants telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Shea Employment Agreement

On December 22, 2014, Clean Diesel Technologies, Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with David E. Shea, the Company’s Chief Financial Officer.

Pursuant to the Employment Agreement, Mr. Shea will receive an annual base salary of $225,000, effective as of December 1, 2014, subject to annual review. Additionally, Mr. Shea will be eligible to receive an annual bonus based on the Company’s achievement of financial objectives established by the Company’s Board of Directors and his achievement of agreed upon personal objectives. The amount of any annual bonus will be based on the degree to which such objectives are met, and will vary from 0% to 68% of Mr. Shea’s base salary, with a target of 40% of base salary and with payout at the discretion of the Company’s Board of Directors.  The Employment Agreement also provides for eligibility to receive long-term incentive awards correlated to Mr. Shea’s base salary and calculated using a multiplier determined by the Company’s Board of Directors.  Any such awards may be comprised of stock options, restricted share units and/or cash compensation.  Any equity awards shall be issued under the Company’s Stock Incentive Plan. All of Mr. Shea’s unvested stock options and restricted stock will immediately vest upon a termination without Cause or resignation for Good Reason concurrent with or subsequent to a Change in Control (as such terms are defined in the Employment Agreement).  Mr. Shea shall also be entitled to participate in the Company’s benefit programs for which Company employees are generally eligible.

The Employment Agreement also provides that in the event of his termination of employment without Cause or resignation for Good Reason, Mr. Shea will receive:

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Twelve months of base salary;

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Twelve months of medical coverage; and

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A pro-rated portion of annual bonus (based on the number of full months of service) to be paid within 45 days of the Company’s filing of its Annual Report on Form 10-K.

 In the event of termination of employment due to Disability (as defined in the Employment Agreement), Mr. Shea will receive, subject to reduction for any benefits that Mr. Shea becomes entitled to receive under a Company long-term disability insurance program:

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Six months of base salary;

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Six months of medical coverage; and

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A pro-rated portion of annual bonus (based on the number of full months of service) to be paid within 45 days of the Company’s filing of its Annual Report on Form 10-K.

In the event of Mr. Shea’s termination of employment for Cause or resignation other than for Good Reason, Mr. Shea will not receive any severance benefits.

As a condition to Mr. Shea’s receipt of any severance benefits under his Employment Agreement, he will be required to sign and not revoke a severance agreement and release of claims against the Company.

The Employment Agreement also contains provisions regarding confidentiality, intellectual property and non-solicitation of employees and customers.  The term of the Employment Agreement expires on July 31, 2017.

The above summary is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated by reference herein.

Harris Employment Agreement

Also on December 22, 2014, the Company entered into an amended employment agreement with Christopher J. Harris (the “Amended and Restated Employment Agreement”), the Company’s President and Chief Executive Officer, which replaces Mr. Harris’ existing employment agreement.

The Amended and Restated Employment Agreement includes the following changes from the existing agreement:

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Reflects Mr. Harris’ current role as President and Chief Executive Officer;

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Annual base salary is increased from $250,000 to $275,000, effective as of December 1, 2014;

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Annual bonus target is now 60% instead of 40% of base salary;

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Severance payments in the event of termination without Cause or resignation for Good Reason (as such terms are defined in the Amended and Restated Agreement) now include twelve months instead of six months of base salary and medical coverage; and

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The term of the agreement is extended from March 25, 2017 to July 2, 2017.

The above summary is qualified in its entirety by reference to the full text of the Amended and Restated Employment Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

 (d) Exhibits.

EXHIBIT INDEX

Exhibit Number	Description of Exhibits
10.1	Employment Agreement, dated December 22, 2014, between Clean Diesel Technologies, Inc. and David E. Shea
10.2	Amended and Restated Employment Agreement, dated December 22, 2014, between Clean Diesel Technologies, Inc. and Christopher J. Harris

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAN DIESEL TECHNOLOGIES, INC.

December 23, 2014	By:	/s/ David E. Shea
Name: David E. Shea
Title: Chief Financial Officer